Exhibit 23.3
August 10, 2012

EMCORE Corporation
10420 Research Road, SE
Albuquerque, New Mexico  87123

Re:  EMCORE Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We consent to the use of our opinion dated September 12, 2011 as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement, including any amendment thereto. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act with respect to any of the offerings contemplated by the Registration Statement and shall cover such additional securities, if any, registered on such subsequent registration statement.

Very truly yours,

/s/ Dillon, Bitar & Luther, L.L.C.

DILLON, BITAR & LUTHER, L.L.C.